Exhibit 99.1

Contact:              Alexander D. Dodd - (804) 486-2634

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS SECOND QUARTER FINANCIAL RESULTS

Richmond, Va., July 21, 2026 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (NYSE: AUB) reported net income available to common shareholders of $158.0 million and both basic and diluted earnings per common share of $1.11, for the second quarter of 2026 and adjusted operating earnings available to common shareholders(1) of $134.0 million and adjusted diluted operating earnings per common share(1) of $0.94 for the second quarter of 2026.

“Atlantic Union delivered strong second quarter financial results, driven by well-distributed loan growth, deposit growth, and solid asset quality,” said John C. Asbury, president and chief executive officer of Atlantic Union. “Our core operating performance demonstrates the company’s earnings power and shows that our investments to enhance the franchise are producing results. We believe Atlantic Union is well positioned to deliver differentiated financial performance relative to peers.”

“Atlantic Union is a story of transformation from a Virginia community bank to the largest regional bank headquartered in the lower Mid-Atlantic, with operations in Virginia, Maryland, and a growing presence in North Carolina. Operating under the mantra of soundness, profitability, and growth – in that order of priority – Atlantic Union remains committed to generating sustainable, profitable growth and building long-term value for our shareholders.”

STRATEGIC ACTIONS

Bearing Insurance Group, LLC (“Bearing Insurance”) Sale

The Company completed the sale of its equity interest (held by the Company’s indirect subsidiary, Union Insurance Group, LLC) in Bearing Insurance to an unaffiliated third party, effective May 1, 2026, resulting in a pre-tax gain of approximately $32.3 million during the second quarter of 2026.

Share Repurchase Program

During the second quarter of 2026, the Company’s Board of Directors authorized a share repurchase program (the “Repurchase Program”) to purchase up to $250 million of the Company’s common stock through May 5, 2027 in open market transactions or privately negotiated transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As part of the

Repurchase Program, approximately 265 thousand common shares (or $10.0 million) were repurchased during the second quarter of 2026 at an average purchase price of $37.76. Approximately $240.0 million remains available under the Repurchase Program for future share repurchases.

NET INTEREST INCOME

For the second quarter of 2026, net interest income was $325.1 million, an increase of $12.7 million from $312.4 million in the first quarter of 2026. Net interest income - fully taxable equivalent (“FTE”)(1) was $329.7 million in the second quarter of 2026, an increase of $12.8 million from $316.9 million in the first quarter of 2026. The increases from the prior quarter in both net interest income and net interest income (FTE)(1) were driven primarily by higher interest income on loans held for investment (“LHFI”), reflecting loan growth, higher loan yields, and increased loan accretion income. Net interest income and net interest income (FTE)(1) also increased due to lower interest expense on long-term borrowing costs, primarily due to reduced acquisition accounting related borrowing amortization. The aforementioned increases were partially offset by higher deposit interest expense primarily resulting from growth in interest-bearing deposit balances and modestly higher deposit costs.

For the second quarter of 2026, the Company’s net interest margin and net interest margin (FTE)(1) increased 9 basis points from the prior quarter to 3.89% and 3.94%, respectively. The increases were driven primarily by higher earning asset yields which increased 9 basis points to 5.88% compared to the first quarter of 2026 due to higher loan yields and loan accretion income. Cost of funds was 1.94% for the second quarter of 2026, unchanged from the prior quarter, as increases in deposit costs were offset by lower acquisition accounting-related borrowing amortization.

The Company’s net interest margin (FTE)(1) includes the impact of acquisition accounting fair value adjustments. Net accretion income for the quarter ended June 30, 2026 was $39.9 million, compared to $32.9 million for the quarter ended March 31, 2026. The impact of accretion and amortization for the periods presented are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Accretion	Amortization	Total
For the quarter ended March 31, 2026	$35,602	$366	$(3,044)	$32,924
For the quarter ended June 30, 2026	40,449	111	(621)	39,939

ASSET QUALITY

Overview

At June 30, 2026, nonperforming assets (“NPAs”) as a percentage of total LHFI was 0.39%, an increase of 3 basis points from the prior quarter and included nonaccrual loans of $110.9 million. Accruing past due loans as a percentage of total LHFI totaled 0.28% at June 30, 2026, a decrease of 17 basis points from March 31, 2026, and unchanged from June 30, 2025. Net charge-offs were 0.03% of total average LHFI (annualized) for the second quarter of 2026, an increase of 1 basis point compared to March 31, 2026, and an increase of 2 basis points compared to June 30, 2025. The allowance for credit losses (“ACL”) totaled $331.0 million at June 30, 2026, a $9.1 million increase from the prior quarter.

Nonperforming Assets

At June 30, 2026, NPAs totaled $112.7 million, compared to $99.7 million as of March 31, 2026. The increase in NPAs was primarily due to certain previously delinquent loans within the commercial and industrial loan portfolio that were placed on nonaccrual status during the quarter ended June 30, 2026. This increase in NPAs was partially offset by net customer paydowns and charge-offs. The following table shows a summary of NPA balances at the quarters ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Nonaccrual loans	$110,926	$97,828	$115,051	$131,240	$162,615
Foreclosed properties	1,756	1,856	1,826	2,001	774
Total nonperforming assets	$112,682	$99,684	$116,877	$133,241	$163,389

The following table shows the activity in nonaccrual loans for the quarters ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Beginning Balance	$97,828	$115,051	$131,240	$162,615	$69,015
Net customer payments and other activity (2)	(9,330)	(33,934)	(21,667)	(17,947)	(4,595)
Additions (2)	24,283	17,679	7,816	25,333	98,975
Charge-offs	(1,855)	(909)	(2,307)	(37,410)	(780)
Loans returning to accruing status	—	—	(31)	(77)	—
Transfers to foreclosed property	—	(59)	—	(1,274)	—
Ending Balance	$110,926	$97,828	$115,051	$131,240	$162,615

(2) Measurement period adjustments related to the fair values of certain Sandy Spring Bancorp, Inc. (“Sandy Spring”) acquired loans impacted the nonaccrual activity for the quarters ended March 31, 2026, December 31, 2025, and September 30, 2025, and were finalized upon conclusion of the measurement period on March 31, 2026. The additions during the quarter ended June 30, 2025, were primarily driven by purchased credit deteriorated loans acquired from Sandy Spring.

Past Due Loans

At June 30, 2026, past due loans still accruing interest totaled $80.4 million or 0.28% of total LHFI, compared to $125.0 million or 0.45% of total LHFI at March 31, 2026, and $77.7 million or 0.28% of total LHFI at June 30, 2025. The decrease in past due loans from the prior quarter was primarily within the commercial and industrial and residential 1-4 family – consumer loan portfolios.

Allowance for Credit Losses

At June 30, 2026, the ACL was $331.0 million, comprised of an allowance for loan and lease losses (“ALLL”) of $298.8 million and a reserve for unfunded commitments (“RUC”) of $32.2 million. The ACL increased $9.1 million from the prior quarter, primarily reflecting the reserve build associated with the loan portfolio growth during the second quarter of 2026 as the ACL as a percentage of total LHFI remained consistent with the prior quarter at 1.15%. The ALLL as a percentage of total LHFI and the RUC coverage ratio were 1.04% and 0.11%, respectively, at June 30, 2026, consistent with the prior quarter.

Net Charge-offs

Net charge-offs were $2.0 million or 0.03% of total average LHFI on an annualized basis for the second quarter of 2026, compared to $1.6 million or 0.02% (annualized) for the first quarter of 2026, and $666 thousand or 0.01% (annualized) for the second quarter of 2025.

Provision for Credit Losses

For the second quarter of 2026, the Company recorded a provision for credit losses of $11.7 million, compared to $2.7 million in the prior quarter, and $105.7 million in the second quarter of 2025. The increase in the provision for credit losses from the prior quarter primarily reflects the reserve build associated with loan portfolio growth during the second quarter of 2026. Included in the provision for credit losses for the second quarter of 2025 was $89.5 million of Day 1 initial provision expense on purchased non-credit deteriorated (“non-PCD”) loans and $11.4 million on unfunded commitments, each acquired from Sandy Spring.

NONINTEREST INCOME

Noninterest income increased $35.4 million to $90.2 million for the second quarter of 2026 from $54.8 million in the prior quarter, primarily driven by a $32.3 million pre-tax gain on the sale of the Company’s equity interest in Bearing Insurance.

Adjusted operating noninterest income(1), which excludes the pre-tax gain on sale of equity interest in Bearing Insurance ($32.3 million in the second quarter 2026) and the pre-tax gains on sale of securities ($4 thousand in the second quarter 2026 and $2 thousand in the first quarter 2026) increased $3.1 million to $57.9 million, compared to $54.8 million in the prior quarter. This increase was primarily due to a $2.5 million increase in loan-related interest rate swap fees due to an increase in transaction volumes and a $1.3 million increase in fiduciary and asset management fees, primarily due to an increase in assets under management. These increases were partially offset by a $2.8 million decrease in other operating income, primarily due to a decrease in equity method investment income, reflecting the impact of the Bearing Insurance equity interest sale and mark-to-market valuation losses on certain investments.

NONINTEREST EXPENSE

Noninterest expense decreased $10.7 million to $199.1 million for the second quarter of 2026 from $209.8 million in the prior quarter, primarily driven by a $9.0 million decrease in pre-tax merger-related costs.

Adjusted operating noninterest expense(1), which excludes merger-related costs ($9.0 million in the first quarter 2026) and amortization of intangible assets ($15.1 million in the second quarter 2026 and $15.4 million in the first quarter 2026) decreased $1.3 million to $184.0 million, compared to $185.3 million in the prior quarter. This decrease was primarily due to a $1.8 million decrease in marketing and advertising expense and a $1.1 million decrease in salaries and benefits expense, primarily due to a seasonal decrease in payroll taxes and 401(k) contribution expenses. These decreases were partially offset by a $1.6 million increase in other expenses.

INCOME TAXES

The Company’s effective tax rate was 21.3% for the quarter ended June 30, 2026, compared with (13.2%) for the quarter ended June 30, 2025. For the six months ended June 30, 2026 and June 30, 2025, the effective tax rates were 21.1% and 11.9%, respectively. The increase in the effective tax rate during the 2026 periods was primarily driven by an $8.0 million income tax benefit recognized in the second quarter of 2025 related to the re-evaluation of the Company’s state net deferred tax asset following the Sandy Spring acquisition.

KEY BALANCE SHEET COMPONENTS AND CAPITAL RATIOS

The following tables summarize the Company’s key balance sheet components and capital ratios as of the dates presented (dollars in millions, except per share data):

	6/30/2026	3/31/2026	QoQ	QoQ % change(2)	6/30/2025	YoY	YoY % change
	(unaudited)	(unaudited)			(unaudited)
Assets	$38,100	$37,315	$785	8.44%	$37,289	$811	2.17%
LHFI (net of unearned income)	28,673	27,946	727	10.43%	27,328	1,345	4.92%
Quarterly Average LHFI (net of unearned income)	28,244	27,830	414	5.97%	27,095	1,149	4.24%
Total Securities	4,942	5,059	(117)	(9.28)%	4,777	165	3.45%
Securities available for sale ("AFS")	3,877	4,011	(134)	(13.40)%	3,809	68	1.79%
Securities held to maturity ("HTM")	861	870	(9)	(4.15)%	827	34	4.11%
Restricted Stock, at cost	204	178	26	58.59%	141	63	44.68%
Deposits	30,468	30,391	77	1.02%	30,972	(504)	(1.63)%
Quarterly Average Deposits	30,391	30,210	181	2.40%	31,243	(852)	(2.73)%
Borrowings	1,881	1,305	576	177.04%	893	988	110.64%
Cash dividends paid per common share	$0.37	$0.37	$—	—%	$0.34	$0.03	8.82%
Dividends on each share of Series A preferred stock (3)	$171.88	$171.88	$—	—%	$171.88	$—	—%

(2) Quarter over quarter percentage changes are calculated on an annualized basis except for dividends, which are presented on a per share basis.

(3) The preferred stock dividend was equivalent to $0.43 per outstanding depositary share for each period presented.

	6/30/2026	3/31/2026	6/30/2025
Common equity Tier 1 capital ratio (4)	10.41%	10.21%	9.77%
Tier 1 capital ratio (4)	10.94%	10.75%	10.32%
Total capital ratio (4)	14.15%	14.01%	13.74%
Leverage ratio (Tier 1 capital to average assets) (4)	9.62%	9.31%	8.65%
Common equity to total assets	13.09%	13.09%	12.51%
Tangible common equity to tangible assets (1)	8.17%	8.03%	7.39%

(4) All ratios at June 30, 2026 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

The key drivers of the consolidated balance sheet changes for the periods presented are summarized below:

●	Total assets increased from March 31, 2026, primarily due to increases in LHFI. Total assets increased from June 30, 2025, primarily due to higher LHFI balances, partially offset by lower cash and cash equivalents due to higher balances in the prior year that included proceeds from the commercial real estate (“CRE”) loan sale completed in June 2025.

●	LHFI and quarterly average LHFI increased compared to both March 31, 2026 and June 30, 2025. The increase from the prior quarter was primarily due to higher balances in the commercial and industrial and construction and land development loan portfolios. The increase from the same period in the prior year was primarily due to increases in the commercial and industrial and CRE portfolios.

●	Total securities decreased from March 31, 2026, primarily due to principal repayments of AFS mortgage-backed securities. Total securities increased from June 30, 2025, driven by increases in AFS mortgage-backed securities and restricted stock.

●	Total deposits and quarterly average deposits increased from the prior quarter, driven by an increase in interest-bearing deposits, partially offset by a decrease in demand deposits. Compared to the same period in the prior year, total deposits and quarterly average deposits decreased due to lower brokered and demand deposits, partially offset by an increase in interest-bearing customer deposit balances.

●	Total borrowings increased from March 31, 2026 and June 30, 2025, primarily due to increases in Federal Home Loan Bank advances used to fund loan originations.

(1)	These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures see the “Alternative Performance Measures (non-GAAP)” section of the Key Financial Results.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located in Virginia, Maryland, North Carolina and Washington, D.C. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; AUB Investments, Inc., which provides investment services; and Atlantic Union Capital Markets, Inc., which provides capital market services.

SECOND QUARTER 2026 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Tuesday, July 21, 2026, during which management will review our financial results for the second quarter 2026 and provide an update on our recent activities.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/vmj8w6m2.

For analysts who wish to participate in the conference call, please register at the following URL:

https://register-conf.media-server.com/register/BI37bcbed0fe9040ad9bc7dcc61497c399.

To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the period ended June 30, 2026, we have provided supplemental performance measures determined by methods other than in accordance with GAAP. These non-GAAP financial measures are a supplement to GAAP, which we use to prepare our financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. We use the non-GAAP financial measures discussed herein in our analysis of our performance. Management believes that these non-GAAP financial measures provide additional understanding of our ongoing operations, enhance the comparability of our results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in our underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotations; statements regarding our strategic expansion into North Carolina; statements regarding our business, financial and operating results, including our deposit base and funding; the impact of changes in economic conditions, the interest rate environment, economic, fiscal or trade policy and the potential related impacts on our business and loan demand; management’s beliefs regarding our liquidity, capital resources, asset quality, CRE loan portfolio and our customer relationships; and statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “seek to,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

●	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios;
●	economic conditions, including inflation and recessionary conditions and their related impacts on economic growth and customer and client behavior;
●	U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability;
●	volatility in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil, and the effects on the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital;
●	legislative or regulatory changes and requirements, including changes in federal, state or local tax laws and changes impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies;
●	the sufficiency of liquidity and changes in our capital position;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels, U.S. fiscal debt, budget, and tax matters, U.S. government shutdowns, and slowdowns in economic growth;
●	the possibility that the anticipated benefits of our acquisition activity, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events;
●	potential adverse reactions or changes to business or employee relationships;
●	our ability to identify, recruit and retain key employees;
●	monetary, fiscal and regulatory policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
●	the quality or composition of our loan or investment portfolios and changes in these portfolios;
●	demand for loan products and financial services in our market areas;
●	our ability to manage our growth or implement our growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	real estate values in our lending area;
●	changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements;

●	an insufficient ACL or volatility in the ACL resulting from the Current Expected Credit Losses (“CECL”) methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors;
●	concentrations of loans secured by real estate, particularly CRE;
●	the effectiveness of our credit processes and management of our credit risk;
●	our ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action or increase the risk of a cybersecurity attack or the probability that such an attack would be successful;
●	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash consideration;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on macroeconomic conditions, the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
●	performance by our counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
●	any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and
●	other factors, many of which are beyond our control.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2025, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise, except as required by law.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/26	3/31/26	6/30/25	6/30/26	6/30/25
Results of Operations
Interest and dividend income	$486,828	$471,735	$510,372	$958,563	$816,208
Interest expense	161,710	159,362	189,001	321,072	310,672
Net interest income	325,118	312,373	321,371	637,491	505,536
Provision for credit losses	11,737	2,737	105,707	14,475	123,345
Net interest income after provision for credit losses	313,381	309,636	215,664	623,016	382,191
Noninterest income	90,248	54,783	81,522	145,031	110,685
Noninterest expenses	199,136	209,810	279,698	408,946	413,882
Income before income taxes	204,493	154,609	17,488	359,101	78,994
Income tax expense (benefit)	43,480	32,444	(2,303)	75,922	9,384
Net income	161,013	122,165	19,791	283,179	69,610
Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Net income available to common shareholders	$158,046	$119,198	$16,824	$277,245	$63,676

Interest earned on earning assets (FTE) (1)	$491,389	$476,285	$514,734	$967,673	$824,328
Net interest income (FTE) (1)	329,679	316,923	325,733	646,601	513,656
Total revenue (FTE) (1)	419,927	371,706	407,255	791,632	624,341
Pre-tax pre-provision earnings (FTE) (1)	220,791	161,896	127,557	382,686	210,459

Key Ratios
Earnings per common share, diluted	$1.11	$0.84	$0.12	$1.95	$0.55
Return on average assets (ROA)	1.73%	1.33%	0.21%	1.53%	0.45%
Return on average equity (ROE)	12.60%	9.78%	1.67%	11.20%	3.53%
Return on average tangible common equity (ROTCE) (2)(3)	23.42%	18.63%	4.99%	21.06%	7.83%
Efficiency ratio	47.94%	57.14%	69.42%	52.26%	67.16%
Efficiency ratio (FTE) (1)	47.42%	56.45%	68.68%	51.66%	66.29%
Net interest margin	3.89%	3.80%	3.78%	3.84%	3.62%
Net interest margin (FTE) (1)	3.94%	3.85%	3.83%	3.90%	3.68%
Yields on earning assets (FTE) (1)	5.88%	5.79%	6.05%	5.83%	5.91%
Average cost of interest-bearing liabilities	2.59%	2.60%	2.97%	2.60%	2.97%
Average cost of deposits	1.93%	1.90%	2.20%	1.92%	2.24%
Average cost of funds	1.94%	1.94%	2.22%	1.93%	2.23%

Operating Measures (4)
Adjusted operating earnings	$136,987	$129,119	$138,112	$266,107	$192,653
Adjusted operating earnings available to common shareholders	134,020	126,152	135,145	260,173	186,719
Adjusted operating pre-tax pre-provision earnings (FTE) (1) (7)	188,437	170,928	176,421	359,364	264,366
Adjusted operating earnings per common share, diluted	$0.94	$0.89	$0.95	$1.83	$1.61
Adjusted operating ROA	1.47%	1.41%	1.46%	1.44%	1.24%
Adjusted operating ROE	10.72%	10.33%	11.63%	10.53%	9.77%
Adjusted operating ROTCE (2)(3)	20.11%	19.62%	23.79%	19.86%	19.50%
Adjusted operating efficiency ratio (FTE) (1)(6)	47.47%	49.86%	48.34%	48.64%	51.52%

Per Share Data
Earnings per common share, basic	$1.11	$0.84	$0.12	$1.95	$0.55
Earnings per common share, diluted	1.11	0.84	0.12	1.95	0.55
Cash dividends paid per common share	0.37	0.37	0.34	0.74	0.68
Market value per share	42.31	35.74	31.28	42.31	31.28
Book value per common share	35.14	34.39	32.93	35.14	32.93
Tangible book value per common share (2)	20.77	19.93	18.38	20.77	18.38
Price to earnings ratio, diluted	9.50	10.52	65.70	10.77	28.27
Price to book value per common share ratio	1.20	1.04	0.95	1.20	0.95
Price to tangible book value per common share ratio (2)	2.04	1.79	1.70	2.04	1.70
Unvested shares of restricted stock awards	481,488	1,100,123	916,294	481,488	916,294
Weighted average common shares outstanding, basic	142,099,251	141,901,606	141,680,472	142,000,975	115,596,296
Weighted average common shares outstanding, diluted	142,320,806	142,280,978	141,738,325	142,301,002	116,056,670
Common shares outstanding at end of period	141,924,165	142,060,496	141,694,720	141,924,165	141,694,720

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/26	3/31/26	6/30/25	6/30/26	6/30/25
Capital Ratios
Common equity Tier 1 capital ratio (5)	10.41%	10.21%	9.77%	10.41%	9.77%
Tier 1 capital ratio (5)	10.94%	10.75%	10.32%	10.94%	10.32%
Total capital ratio (5)	14.15%	14.01%	13.74%	14.15%	13.74%
Leverage ratio (Tier 1 capital to average assets) (5)	9.62%	9.31%	8.65%	9.62%	8.65%
Common equity to total assets	13.09%	13.09%	12.51%	13.09%	12.51%
Tangible common equity to tangible assets (2)	8.17%	8.03%	7.39%	8.17%	7.39%

Financial Condition
Assets	$38,099,868	$37,315,011	$37,289,371	$38,099,868	$37,289,371
LHFI (net of unearned income)	28,673,271	27,946,424	27,328,333	28,673,271	27,328,333
Securities	4,941,974	5,059,211	4,777,022	4,941,974	4,777,022
Earning Assets	34,110,112	33,358,287	33,392,111	34,110,112	33,392,111
Goodwill	1,754,875	1,754,875	1,710,912	1,754,875	1,710,912
Amortizable intangibles, net	284,962	300,099	351,381	284,962	351,381
Deposits	30,468,257	30,391,256	30,972,175	30,468,257	30,972,175
Borrowings	1,881,340	1,304,587	892,767	1,881,340	892,767
Stockholders' equity	5,153,414	5,052,316	4,832,639	5,153,414	4,832,639
Tangible common equity (2)	2,947,220	2,830,985	2,603,989	2,947,220	2,603,989

Loans held for investment, net of unearned income
Construction and land development	$1,859,217	$1,748,413	$2,444,151	$1,859,217	$2,444,151
Commercial real estate - owner occupied	4,308,292	4,319,847	3,940,371	4,308,292	3,940,371
Commercial real estate - non-owner occupied	7,303,555	7,212,035	6,912,692	7,303,555	6,912,692
Multifamily real estate	2,429,355	2,321,504	2,083,559	2,429,355	2,083,559
Commercial & Industrial	5,628,880	5,384,856	5,141,691	5,628,880	5,141,691
Residential 1-4 Family - Commercial	1,008,438	1,053,303	1,131,288	1,008,438	1,131,288
Residential 1-4 Family - Consumer	2,930,665	2,839,216	2,746,046	2,930,665	2,746,046
Residential 1-4 Family - Revolving	1,312,531	1,257,079	1,154,085	1,312,531	1,154,085
Auto	131,477	156,843	245,554	131,477	245,554
Consumer	110,909	109,755	119,526	110,909	119,526
Other Commercial	1,649,952	1,543,573	1,409,370	1,649,952	1,409,370
Total LHFI	$28,673,271	$27,946,424	$27,328,333	$28,673,271	$27,328,333

Deposits
Interest checking accounts	$7,812,504	$7,515,409	$6,909,250	$7,812,504	$6,909,250
Money market accounts	6,821,997	6,985,315	7,242,686	6,821,997	7,242,686
Savings accounts	2,567,073	2,691,144	2,865,159	2,567,073	2,865,159
Customer time deposits of more than $250,000	1,876,425	1,767,455	1,780,027	1,876,425	1,780,027
Customer time deposits of $250,000 or less	4,104,769	3,977,869	3,972,352	4,104,769	3,972,352
Time deposits	5,981,194	5,745,324	5,752,379	5,981,194	5,752,379
Total interest-bearing customer deposits	23,182,768	22,937,192	22,769,474	23,182,768	22,769,474
Brokered deposits	557,751	610,338	1,163,580	557,751	1,163,580
Total interest-bearing deposits	$23,740,519	$23,547,530	$23,933,054	$23,740,519	$23,933,054
Demand deposits	6,727,738	6,843,726	7,039,121	6,727,738	7,039,121
Total deposits	$30,468,257	$30,391,256	$30,972,175	$30,468,257	$30,972,175

Averages
Assets	$37,433,973	$37,254,857	$37,939,232	$37,344,910	$31,345,735
LHFI (net of unearned income)	28,243,611	27,830,037	27,094,551	28,037,967	22,785,570
Loans held for sale	23,303	16,207	1,777,882	19,775	897,916
Securities	4,976,527	5,207,502	4,721,736	5,091,377	4,058,367
Earning assets	33,544,840	33,377,790	34,121,715	33,461,778	28,148,353
Deposits	30,390,719	30,210,336	31,243,383	30,301,026	25,884,505
Time deposits	6,086,936	6,039,778	6,553,018	6,063,487	5,639,409
Interest-bearing deposits	23,654,149	23,454,604	24,150,220	23,554,928	20,128,691
Borrowings	1,371,046	1,373,627	1,331,793	1,372,329	931,066
Interest-bearing liabilities	25,025,195	24,828,231	25,482,013	24,927,257	21,059,757
Stockholders' equity	5,125,495	5,068,069	4,761,630	5,096,940	3,977,098
Tangible common equity (2)	2,911,942	2,860,550	2,524,128	2,886,387	2,125,105

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/26	3/31/26	6/30/25	6/30/26	6/30/25
Asset Quality
Allowance for Credit Losses (ACL)(8)
Beginning balance, Allowance for loan and lease losses (ALLL)	$291,100	$295,108	$193,796	$295,108	$178,644
Add: Recoveries	1,327	1,307	1,913	2,634	2,520
Less: Charge-offs	3,313	2,901	2,579	6,214	5,464
Add: Initial Allowance - Purchased Credit Deteriorated (PCD) loans	—	—	28,265	—	28,265
Add: Initial Provision - Non-PCD loans	—	—	89,538	—	89,538
Add: Provision (release) for loan losses	9,642	(2,414)	4,641	7,228	22,071
Ending balance, ALLL	$298,756	$291,100	$315,574	$298,756	$315,574

Beginning balance, Reserve for unfunded commitments (RUC)	$30,828	$26,161	$15,249	$26,161	$15,041
Add: Initial Provision - RUC acquired loans	—	—	11,425	—	11,425
Add: Provision (release) for unfunded commitments	1,399	4,667	104	6,066	312
Ending balance, RUC	$32,227	$30,828	$26,778	$32,227	$26,778
Total ACL	$330,983	$321,928	$342,352	$330,983	$342,352

ACL / total LHFI	1.15%	1.15%	1.25%	1.15%	1.25%
ALLL / total LHFI	1.04%	1.04%	1.15%	1.04%	1.15%
Net charge-offs / total average LHFI (annualized)	0.03%	0.02%	0.01%	0.03%	0.03%
Provision (release) for loan losses/ total average LHFI (annualized)	0.14%	(0.04)%	1.39%	0.05%	0.99%

Nonperforming Assets
Construction and land development	$4,441	$2,485	$50,904	$4,441	$50,904
Commercial real estate - owner occupied	7,130	6,416	6,116	7,130	6,116
Commercial real estate - non-owner occupied	12,478	12,221	28,413	12,478	28,413
Multifamily real estate	23,399	20,564	1,589	23,399	1,589
Commercial & Industrial	31,423	18,959	44,897	31,423	44,897
Residential 1-4 Family - Commercial	2,115	6,416	2,700	2,115	2,700
Residential 1-4 Family - Consumer	24,117	24,426	20,689	24,117	20,689
Residential 1-4 Family - Revolving	4,983	5,364	5,346	4,983	5,346
Auto	374	515	526	374	526
Consumer	16	12	20	16	20
Other Commercial	450	450	1,415	450	1,415
Nonaccrual loans	$110,926	$97,828	$162,615	$110,926	$162,615
Foreclosed property	1,756	1,856	774	1,756	774
Total nonperforming assets (NPAs)	$112,682	$99,684	$163,389	$112,682	$163,389
Construction and land development	$331	$186	$22,807	$331	$22,807
Commercial real estate - owner occupied	7,503	4,362	1,817	7,503	1,817
Commercial real estate - non-owner occupied	7,597	1,793	2,764	7,597	2,764
Multifamily real estate	3,541	4,195	—	3,541	—
Commercial & Industrial	2,250	3,675	2,657	2,250	2,657
Residential 1-4 Family - Commercial	362	1,161	5,561	362	5,561
Residential 1-4 Family - Consumer	5,954	4,449	1,487	5,954	1,487
Residential 1-4 Family - Revolving	4,319	4,340	2,460	4,319	2,460
Auto	219	239	150	219	150
Consumer	33	70	79	33	79
Other Commercial	1,616	—	30	1,616	30
LHFI ≥ 90 days and still accruing	$33,725	$24,470	$39,812	$33,725	$39,812
Total NPAs and LHFI ≥ 90 days	$146,407	$124,154	$203,201	$146,407	$203,201
NPAs / total LHFI	0.39%	0.36%	0.60%	0.39%	0.60%
NPAs / total assets	0.30%	0.27%	0.44%	0.30%	0.44%
ALLL / nonaccrual loans	269.33%	297.56%	194.06%	269.33%	194.06%
ALLL/ nonperforming assets	265.13%	292.02%	193.14%	265.13%	193.14%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/26	3/31/26	6/30/25	6/30/26	6/30/25
Past Due Detail
Construction and land development	$593	$2,866	$447	$593	$447
Commercial real estate - owner occupied	9,636	8,223	3,933	9,636	3,933
Commercial real estate - non-owner occupied	474	5,445	1,295	474	1,295
Multifamily real estate	1,325	6,944	410	1,325	410
Commercial & Industrial	2,512	10,396	4,606	2,512	4,606
Residential 1-4 Family - Commercial	2,140	4,076	3,186	2,140	3,186
Residential 1-4 Family - Consumer	1,557	22,015	2,125	1,557	2,125
Residential 1-4 Family - Revolving	4,297	4,094	4,270	4,297	4,270
Auto	1,853	2,212	3,735	1,853	3,735
Consumer	310	268	274	310	274
Other Commercial	2,516	2,714	19	2,516	19
LHFI 30-59 days past due	$27,213	$69,253	$24,300	$27,213	$24,300
Construction and land development	$2,210	$3,299	$189	$2,210	$189
Commercial real estate - owner occupied	2,112	8,767	537	2,112	537
Commercial real estate - non-owner occupied	871	4,084	147	871	147
Multifamily real estate	732	—	727	732	727
Commercial & Industrial	1,830	10,432	2,278	1,830	2,278
Residential 1-4 Family - Commercial	1,111	323	552	1,111	552
Residential 1-4 Family - Consumer	6,985	1,841	4,559	6,985	4,559
Residential 1-4 Family - Revolving	1,732	1,218	2,094	1,732	2,094
Auto	465	411	718	465	718
Consumer	320	333	387	320	387
Other Commercial	1,051	525	1,440	1,051	1,440
LHFI 60-89 days past due	$19,419	$31,233	$13,628	$19,419	$13,628

Past Due and still accruing	$80,357	$124,956	$77,740	$80,357	$77,740
Past Due and still accruing / total LHFI	0.28%	0.45%	0.28%	0.28%	0.28%

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$325,118	$312,373	$321,371	$637,491	$505,536
FTE adjustment	4,561	4,550	4,362	9,110	8,120
Net interest income (FTE) (non-GAAP)	$329,679	$316,923	$325,733	$646,601	$513,656
Noninterest income (GAAP)	90,248	54,783	81,522	145,031	110,685
Total revenue (FTE) (non-GAAP)	$419,927	$371,706	$407,255	$791,632	$624,341
Less: Noninterest expense (GAAP)	199,136	209,810	279,698	408,946	413,882
Pre-tax pre-provision earnings (FTE) (non-GAAP)	$220,791	$161,896	$127,557	$382,686	$210,459

Average earning assets	$33,544,840	$33,377,790	$34,121,715	$33,461,778	$28,148,353
Net interest margin	3.89%	3.80%	3.78%	3.84%	3.62%
Net interest margin (FTE)	3.94%	3.85%	3.83%	3.90%	3.68%

Tangible Assets (2)
Ending assets (GAAP)	$38,099,868	$37,315,011	$37,289,371	$38,099,868	$37,289,371
Less: Ending goodwill	1,754,875	1,754,875	1,710,912	1,754,875	1,710,912
Less: Ending amortizable intangibles	284,962	300,099	351,381	284,962	351,381
Ending tangible assets (non-GAAP)	$36,060,031	$35,260,037	$35,227,078	$36,060,031	$35,227,078

Tangible Common Equity (2)
Ending equity (GAAP)	$5,153,414	$5,052,316	$4,832,639	$5,153,414	$4,832,639
Less: Ending goodwill	1,754,875	1,754,875	1,710,912	1,754,875	1,710,912
Less: Ending amortizable intangibles	284,962	300,099	351,381	284,962	351,381
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$2,947,220	$2,830,985	$2,603,989	$2,947,220	$2,603,989

Average equity (GAAP)	$5,125,495	$5,068,069	$4,761,630	$5,096,940	$3,977,098
Less: Average goodwill	1,754,875	1,733,527	1,710,557	1,744,260	1,463,677
Less: Average amortizable intangibles	292,322	307,636	360,589	299,937	221,960
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$2,911,942	$2,860,550	$2,524,128	$2,886,387	$2,125,105

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$158,046	$119,198	$16,824	$277,245	$63,676
Plus: Amortization of intangibles, tax effected	11,957	12,202	14,562	24,160	18,827
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$170,003	$131,400	$31,386	$301,405	$82,503

Return on average tangible common equity (ROTCE)	23.42%	18.63%	4.99%	21.06%	7.83%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/26	3/31/26	6/30/25	6/30/26	6/30/25
Operating Measures (4)
Net income (GAAP)	$161,013	$122,165	$19,791	$283,179	$69,610
Plus: Merger-related costs, net of tax	—	6,956	63,349	6,956	67,992
Plus: CECL Day 1 non-PCD loans and RUC provision expense, net of tax	—	—	77,742	—	77,742
Less: Gain (loss) on sale of securities, net of tax	3	2	12	5	(67)
Less: Gain on CRE loan sale, net of tax	—	—	12,104	—	12,104
Less: Gain on sale of equity interest in Cary Street Partners ("CSP"), net of tax	—	—	10,654	—	10,654
Less: Gain on sale of equity interest in Bearing Insurance, net of tax	24,023	—	—	24,023	—
Adjusted operating earnings (non-GAAP)	136,987	129,119	138,112	266,107	192,653
Less: Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Adjusted operating earnings available to common shareholders (non-GAAP)	$134,020	$126,152	$135,145	$260,173	$186,719

Operating Efficiency Ratio (1)(6)
Noninterest expense (GAAP)	$199,136	$209,810	$279,698	$408,946	$413,882
Less: Amortization of intangible assets	15,136	15,446	18,433	30,582	23,832
Less: Merger-related costs	—	9,034	78,900	9,034	83,840
Adjusted operating noninterest expense (non-GAAP)	$184,000	$185,330	$182,365	$369,330	$306,210

Noninterest income (GAAP)	$90,248	$54,783	$81,522	$145,031	$110,685
Less: Gain (loss) on sale of securities	4	2	16	6	(87)
Less: Gain on CRE loan sale	—	—	15,720	—	15,720
Less: Gain on sale of equity interest in CSP	—	—	14,300	—	14,300
Less: Gain on sale of equity interest in Bearing Insurance	32,350	—	—	32,350	—
Adjusted operating noninterest income (non-GAAP)	$57,894	$54,781	$51,486	$112,675	$80,752

Net interest income (FTE) (non-GAAP) (1)	$329,679	$316,923	$325,733	$646,601	$513,656
Adjusted operating noninterest income (non-GAAP)	57,894	54,781	51,486	112,675	80,752
Total adjusted revenue (FTE) (non-GAAP) (1)	$387,573	$371,704	$377,219	$759,276	$594,408

Efficiency ratio	47.94%	57.14%	69.42%	52.26%	67.16%
Efficiency ratio (FTE) (1)	47.42%	56.45%	68.68%	51.66%	66.29%
Adjusted operating efficiency ratio (FTE) (1)(6)	47.47%	49.86%	48.34%	48.64%	51.52%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$136,987	$129,119	$138,112	$266,107	$192,653

Average assets (GAAP)	$37,433,973	$37,254,857	$37,939,232	$37,344,910	$31,345,735
Return on average assets (ROA) (GAAP)	1.73%	1.33%	0.21%	1.53%	0.45%
Adjusted operating return on average assets (ROA) (non-GAAP)	1.47%	1.41%	1.46%	1.44%	1.24%

Average equity (GAAP)	$5,125,495	$5,068,069	$4,761,630	$5,096,940	$3,977,098
Return on average equity (ROE) (GAAP)	12.60%	9.78%	1.67%	11.20%	3.53%
Adjusted operating return on average equity (ROE) (non-GAAP)	10.72%	10.33%	11.63%	10.53%	9.77%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$134,020	$126,152	$135,145	$260,173	$186,719
Plus: Amortization of intangibles, tax effected	11,957	12,202	14,562	24,160	18,827
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$145,977	$138,354	$149,707	$284,333	$205,546

Average tangible common equity (non-GAAP)	$2,911,942	$2,860,550	$2,524,128	$2,886,387	$2,125,105
Adjusted operating return on average tangible common equity (non-GAAP)	20.11%	19.62%	23.79%	19.86%	19.50%

Operating pre-tax pre-provision earnings (FTE) (7)
Net income (GAAP)	$161,013	$122,165	$19,791	$283,179	$69,610
Plus: Provision for credit losses	11,737	2,737	105,707	14,475	123,345
Plus: Income tax expense	43,480	32,444	(2,303)	75,922	9,384
Plus: Merger-related costs	—	9,034	78,900	9,034	83,840
Plus: FTE adjustment	4,561	4,550	4,362	9,110	8,120
Less: Gain (loss) on sale of securities	4	2	16	6	(87)
Less: Gain on CRE loan sale	—	—	15,720	—	15,720
Less: Gain on sale of equity interest in CSP	—	—	14,300	—	14,300
Less: Gain on sale of equity interest in Bearing Insurance	32,350	—	—	32,350	—
Adjusted operating pre-tax pre-provision earnings (FTE) (non-GAAP)	$188,437	$170,928	$176,421	$359,364	$264,366
Less: Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Adjusted operating pre-tax pre-provision earnings available to common shareholders (FTE) (non-GAAP)	$185,470	$167,961	$173,454	$353,430	$258,432

Weighted average common shares outstanding, diluted	142,320,806	142,280,978	141,738,325	142,301,002	116,056,670
Adjusted operating pre-tax pre-provision earnings per common share, diluted (FTE)	$1.30	$1.18	$1.22	$2.48	$2.23

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/26	3/31/26	6/30/25	6/30/26	6/30/25
Mortgage Origination Held for Sale Volume
Refinance Volume	$12,226	$25,375	$15,126	$37,601	$25,161
Purchase Volume	98,624	60,543	131,192	159,167	164,925
Total Mortgage loan originations held for sale	$110,850	$85,918	$146,318	$196,768	$190,086
% of originations held for sale that are refinances	11.0%	29.5%	10.3%	19.1%	13.2%

Wealth
Assets under management	$16,522,020	$15,246,694	$14,270,205	$16,522,020	$14,270,205

Other Data
End of period full-time equivalent employees	3,073	3,034	3,160	3,073	3,160

(1)	These are non-GAAP financial measures. The Company believes net interest income (FTE), total revenue (FTE), total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)	These are non-GAAP financial measures. Adjusted operating measures exclude, as applicable, merger-related costs, CECL Day 1 non-PCD loans and RUC provision expense, gain (loss) on sale of securities, gain on CRE loan sale, gain on sale of equity interest in CSP, and gain on sale of equity interest in Bearing Insurance. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company’s operations.
(5)	All ratios at June 30, 2026 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, merger-related costs, gain (loss) on sale of securities, gain on CRE loan sale, gain on sale of equity interest in CSP, and gain on sale of equity interest in Bearing Insurance. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.
(7)	These are non-GAAP financial measures. Adjusted operating pre-tax pre-provision earnings (FTE) excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, merger-related costs, gain (loss) on sale of securities, gain on CRE loan sale, gain on sale of equity interest in CSP, and gain on sale of equity interest in Bearing Insurance. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.
(8)	Effective January 1, 2026, the Company made certain changes to its ACL methodology as part of the continued enhancement of its credit modeling practices, resulting in more dynamic and precise modeling that allows for more granularity in the monitoring of our credit losses. The ACL methodology changes were accounted for prospectively as a change in accounting estimate and did not have a material impact on the Company’s Consolidated Financial Statements.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	June 30,	December 31,	June 30,
	2026	2025	2025
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$521,608	$234,257	$337,974
Interest-bearing deposits in other banks	452,419	706,014	1,246,294
Federal funds sold	16,270	26,191	4,380
Total cash and cash equivalents	990,297	966,462	1,588,648
Securities available for sale, at fair value	3,876,717	4,194,301	3,809,281
Securities held to maturity, at carrying value	860,906	884,216	827,135
Restricted stock, at cost	204,351	190,200	140,606
Loans held for sale	23,074	18,486	32,987
Loans held for investment, net of unearned income	28,673,271	27,796,167	27,328,333
Less: allowance for loan and lease losses	298,756	295,108	315,574
Total loans held for investment, net	28,374,515	27,501,059	27,012,759
Premises and equipment, net	163,241	166,752	164,828
Goodwill	1,754,875	1,733,287	1,710,912
Amortizable intangibles, net	284,962	315,544	351,381
Bank owned life insurance	679,507	672,890	665,477
Other assets	887,423	942,557	985,357
Total assets	$38,099,868	$37,585,754	$37,289,371
LIABILITIES
Noninterest-bearing demand deposits	$6,727,738	$6,844,629	$7,039,121
Interest-bearing deposits	23,740,519	23,627,007	23,933,054
Total deposits	30,468,257	30,471,636	30,972,175
Securities sold under agreements to repurchase	155,659	75,432	127,351
Other short-term borrowings	950,000	650,000	—
Long-term borrowings	775,681	771,860	765,416
Other liabilities	596,857	610,428	591,790
Total liabilities	32,946,454	32,579,356	32,456,732
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	188,759	188,563	188,454
Additional paid-in capital	3,885,085	3,888,841	3,876,831
Retained earnings	1,356,190	1,184,908	1,087,967
Accumulated other comprehensive loss	(276,793)	(256,087)	(320,786)
Total stockholders' equity	5,153,414	5,006,398	4,832,639
Total liabilities and stockholders' equity	$38,099,868	$37,585,754	$37,289,371

Common shares issued and outstanding	141,924,165	141,776,886	141,694,720
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares issued and outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Interest and dividend income:
Interest and fees on loans	$436,807	$419,628	$458,766	$856,436	$730,281
Interest on deposits in other banks	2,165	2,146	4,991	4,311	7,504
Interest and dividends on securities:
Taxable	38,973	41,008	38,260	79,980	61,908
Nontaxable	8,883	8,953	8,355	17,836	16,515
Total interest and dividend income	486,828	471,735	510,372	958,563	816,208
Interest expense:
Interest on deposits	146,438	141,779	171,343	288,217	286,929
Interest on short-term borrowings	5,327	5,227	4,147	10,554	5,056
Interest on long-term borrowings	9,945	12,356	13,511	22,301	18,687
Total interest expense	161,710	159,362	189,001	321,072	310,672
Net interest income	325,118	312,373	321,371	637,491	505,536
Provision for credit losses	11,737	2,737	105,707	14,475	123,345
Net interest income after provision for credit losses	313,381	309,636	215,664	623,016	382,191
Noninterest income:
Service charges on deposit accounts	12,259	12,116	12,220	24,374	21,905
Other service charges, commissions and fees	2,286	1,938	2,245	4,224	4,007
Interchange fees	3,750	3,326	3,779	7,076	6,727
Fiduciary and asset management fees	21,460	20,178	17,723	41,638	24,420
Mortgage banking income	2,656	2,026	2,821	4,682	3,794
Bank owned life insurance income	5,734	5,200	7,327	10,934	10,864
Loan-related interest rate swap fees	6,484	3,975	1,733	10,458	4,133
Other operating income	35,619	6,024	33,674	41,645	34,835
Total noninterest income	90,248	54,783	81,522	145,031	110,685
Noninterest expenses:
Salaries and benefits	112,309	113,413	109,942	225,722	185,357
Occupancy expenses	12,862	13,202	12,782	26,064	21,362
Furniture and equipment expenses	5,532	5,555	6,344	11,088	10,258
Technology and data processing	16,016	15,602	17,248	31,618	27,435
Professional services	6,154	5,768	7,808	11,922	12,494
Marketing and advertising expense	5,479	7,328	3,757	12,807	6,941
FDIC assessment premiums and other insurance	6,633	6,846	8,642	13,479	13,844
Franchise and other taxes	4,675	4,705	4,688	9,381	9,331
Loan-related expenses	2,723	2,851	1,278	5,574	2,527
Amortization of intangible assets	15,136	15,446	18,433	30,582	23,832
Merger-related costs	—	9,034	78,900	9,034	83,840
Other expenses	11,617	10,060	9,876	21,675	16,661
Total noninterest expenses	199,136	209,810	279,698	408,946	413,882
Income before income taxes	204,493	154,609	17,488	359,101	78,994
Income tax expense (benefit)	43,480	32,444	(2,303)	75,922	9,384
Net Income	$161,013	$122,165	$19,791	$283,179	$69,610
Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Net income available to common shareholders	$158,046	$119,198	$16,824	$277,245	$63,676

Basic earnings per common share	$1.11	$0.84	$0.12	$1.95	$0.55
Diluted earnings per common share	$1.11	$0.84	$0.12	$1.95	$0.55

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	June 30, 2026			March 31, 2026
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$3,659,723	$38,973	4.27%	$3,877,982	$41,008	4.29%
Tax-exempt	1,316,804	11,245	3.43%	1,329,520	11,333	3.46%
Total securities	4,976,527	50,218	4.05%	5,207,502	52,341	4.08%
LHFI, net of unearned income (3)(4)	28,243,611	438,508	6.23%	27,830,037	421,299	6.14%
Other earning assets	324,702	2,663	3.29%	340,251	2,645	3.15%
Total earning assets	33,544,840	$491,389	5.88%	33,377,790	$476,285	5.79%
Allowance for loan and lease losses	(293,455)			(296,795)
Total non-earning assets	4,182,588			4,173,862
Total assets	$37,433,973			$37,254,857

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$14,949,644	$83,153	2.23%	$14,701,490	$79,333	2.19%
Regular savings	2,617,569	10,762	1.65%	2,713,336	10,894	1.63%
Time deposits (5)	6,086,936	52,523	3.46%	6,039,778	51,552	3.46%
Total interest-bearing deposits	23,654,149	146,438	2.48%	23,454,604	141,779	2.45%
Other borrowings (6)	1,371,046	15,272	4.47%	1,373,627	17,583	5.19%
Total interest-bearing liabilities	$25,025,195	$161,710	2.59%	$24,828,231	$159,362	2.60%

Noninterest-bearing liabilities:
Demand deposits	6,736,570			6,755,732
Other liabilities	546,713			602,825
Total liabilities	32,308,478			32,186,788
Stockholders' equity	5,125,495			5,068,069
Total liabilities and stockholders' equity	$37,433,973			$37,254,857

Net interest income (FTE)		$329,679			$316,923

Interest rate spread			3.29%			3.19%
Cost of funds			1.94%			1.94%
Net interest margin (FTE)			3.94%			3.85%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.
(4)	Interest income on loans includes $40.4 million and $35.6 million for the three months ended June 30, 2026, and March 31, 2026, respectively, in accretion of the fair market value adjustments related to acquisitions.
(5)	Interest expense on time deposits includes $111 thousand and $366 thousand for the three months ended June 30, 2026, and March 31, 2026, respectively, in accretion of the fair market value adjustments related to acquisitions.
(6)	Interest expense on borrowings includes $621 thousand and $3.0 million for the three months ended June 30, 2026, and March 31, 2026, respectively, in amortization of the fair market value adjustments related to acquisitions.